Exhibit 99.1

FOR IMMEDIATE RELEASE
August 7, 2025	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FISCAL 2025 THIRD QUARTER ENDED JULY 1, 2025

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of the Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard restaurant brands, today reported financial results for the fiscal 2025 third quarter.

Key highlights of the Company’s financial results include:

•	Total Revenues for the quarter decreased 2.4% to $37.0 million compared to the fiscal 2024 third quarter

•	Same store sales[1] for company-owned Bad Daddy’s restaurants decreased 1.4% and Good Times restaurants decreased 9.0% for the quarter compared to the fiscal 2024 third quarter. Same store sales decreased 1.2% and 4.4% year-to-date for our Bad Daddy’s and Good Times brands, respectively

•	Net Income Attributable to Common Shareholders was $1.5 million for the quarter

•	Adjusted EBITDA[2] (a non-GAAP measure) was $2.2 million for the quarter

•	The Company ended the quarter with $3.1 million in cash and $2.3 million of long-term debt

Ryan M. Zink, the Company’s Chief Executive Officer, said, “Our sales results this quarter were disappointing at both brands, with our Good Times brand missing last year’s comparable quarter sales by a wide margin. After a soft April, Bad Daddy’s sales improved in May and June, and bottom line results were strengthened by good controls at the Bad Daddy’s brand and reductions in general and administrative costs.”

Mr. Zink continued, “We are revisiting our strategy to address sales declines and as a part of that endeavor we have hired Jason Murphy, previously with Buffalo Wild Wings, as our new Senior Director of Marketing. Jason will oversee all aspects of marketing, including brand, advertising, and promotion at both concepts. Later this month, we will launch our new brand campaign at Good Times entitled ‘Colorado Native Burgers’ which will focus heavily on our Colorado roots. The new campaign will include various advertising elements, including outdoor, social, and streaming video advertising components, along with a fresh website and matching mobile app redesign. The outdoor public transit advertising, will launch in late August, with the other campaign elements following in September. In addition to advertising, Jason will be reviewing all of our in-restaurant merchandising and promotions, including menu, point of purchase materials, and our online ordering experience.”

“Addressing traffic trends at both brands is our priority; additionally, we are focused on improving unit level economics and ensuring reasonable overhead costs as evidenced by this quarter’s profitability in spite of the reduced sales. We remain committed to delivering a great guest experience while taking swift action to reduce restaurant-level costs, however we will continue to make those choices with balance, evaluating any impacts felt by our guests.” Zink concluded.

Conference Call: Management will host a conference call to discuss its fiscal 2025 third quarter financial results on Thursday, August 7, 2025 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Keri A. August, its Senior Vice President of Finance and Accounting.

The conference call can be accessed live over the phone by dialing (888) 210-2831, participant code 3024033. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

2 For a reconciliation of Adjusted EBITDA and Restaurant Level Operating Profit to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

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About Good Times Restaurants Inc.: Good Times Restaurants Inc. owns, operates, and licenses 40 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 30 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek”, “plan” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the disruption to our business from pandemics and other public health emergencies, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the impact of tariffs, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, other general economic and operating conditions, risks associated with our share repurchase program, risks associated with the acquisition of additional restaurants, the adequacy of cash flows and the cost and availability of capital or credit facility borrowings to provide liquidity, changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 24, 2024 filed with the SEC, and other filings with the SEC.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal Third Quarter		Year-to-Date
	July 1, 2025 (13 Weeks)	June 25, 2024 (13 Weeks)	July 1, 2025 (40 Weeks)	June 25, 2024 (39 Weeks)
NET REVENUES:
Restaurant sales	$36,869	$37,742	$106,974	$105,953
Franchise and other revenues	156	208	663	601
Total net revenues	37,025	37,950	107,637	106,554

RESTAURANT OPERATING COSTS:
Food and packaging costs	11,358	11,698	33,198	32,624
Payroll and other employee benefit costs	12,647	12,635	37,256	36,525
Restaurant occupancy costs	2,492	2,580	7,758	7,698
Other restaurant operating costs	5,402	5,195	15,536	15,028
Preopening costs	-	-	8	-
Depreciation and amortization	982	960	2,996	2,813
Total restaurant operating costs	32,881	33,068	96,752	94,688

General and administrative costs	2,174	2,688	7,340	7,824
Advertising costs	741	749	2,310	2,665
Impairment of long-lived assets	-	199	494	199
(Loss) gain on restaurant and equipment asset sales	(4)	18	(55)	12
Litigation contingencies	-	-	-	(332)
Total costs and expenses	35,792	36,722	106,841	105,056

INCOME FROM OPERATIONS	1,233	1,228	796	1,498

OTHER (EXPENSE) INCOME:
Interest and other expense, net	(51)	(27)	(153)	(101)
Other income	-	-	140	-
Total other (expense) income	(51)	(27)	(13)	(101)

NET INCOME BEFORE INCOME TAXES	1,182	1,201	783	1,397

Provision for income taxes	363	197	309	198

NET INCOME	$1,545	$1,398	$1,092	$1,595
Income attributable to non-controlling interests	(58)	(77)	(65)	(212)

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,487	$1,321	$1,027	$1,383

NET INCOME PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$0.14	$0.12	$0.10	$0.12
Diluted	$0.14	$0.12	$0.10	$0.12

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	10,582,491	10,933,758	10.632,434	11,149,181
Diluted	10,661,491	11,034,487	10,711,434	11,246,353

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

Selected Balance Sheet Data	July 1, 2025	September 24, 2024
Cash and cash equivalents	$3,138	$3,853

Current assets	$6,499	$6,557

Total assets	$85,750	$87,118

Current liabilities	$14,956	$15,687

Shareholders’ equity	$33,810	$33,088

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Fiscal Third Quarter		Year-to-Date		Fiscal Third Quarter		Year-to-Date
	2025	2024	2025	2024	2025	2024	2025	2024
	(13 weeks)	(13 weeks)	(40 weeks)	(39 weeks)	(13 weeks)	(13 weeks)	(40 weeks)	(39 weeks)

Restaurant sales	$26,513	$27,327	$77,408	$77,896	$10,356	$10,415	$29,566	$28,057
Restaurants open at beginning of period	39	40	39	40	27	25	25	25
Restaurants opened or acquired during period	-	-	-	-	-	1	2	1
Restaurants closed during period	-	-	-	-	-	-	-	-
Restaurants open at period end	39	40	39	40	27	26	27	26

Restaurant operating weeks	507.0	520.0	1560.0	1560.0	351.0	324.5	1,067.5	974.5

Average weekly sales per restaurant	$52.3	$52.6	$49.6	$49.9	$29.5	$32.1	$27.7	$28.8

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Margin Analysis:

	Quarter Ended				Year-to-Date
	July 1, 2025 (13 Weeks)		June 25, 2024 (13 Weeks)		July 1, 2025 (40 Weeks)		June 25, 2024 (39 Weeks)
Bad Daddy’s Burger Bar:
Restaurant sales	$26,513	100.0%	$27,327	100.0%	$77,408	100.0%	$77,896	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	8,100	30.6%	8,517	31.2%	23,933	30.9%	24,156	31.0%
Payroll and benefits costs	9,103	34.3%	9,227	33.8%	26,770	34.6%	27,040	34.7%
Restaurant occupancy costs	1,602	6.0%	1,727	6.3%	4,980	6.4%	5,188	6.7%
Other restaurant operating costs	3,895	14.7%	3,945	14.4%	11,253	14.5%	11,421	14.7%
Restaurant-level operating profit (a non-GAAP measure)	$3,813	14.4%	$3,911	14.3%	$10,472	13.5%	$10,091	13.0%

Good Times Burgers & Frozen Custard:
Restaurant sales	$10,356	100.0%	$10,415	100.0%	$29,566	100.0%	$28,057	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	3,258	31.5%	3,181	30.5%	9,265	31.3%	8,468	30.2%
Payroll and benefits costs	3,544	34.2%	3,408	32.7%	10,486	35.5%	9,485	33.8%
Restaurant occupancy costs	890	8.6%	853	8.2%	2,778	9.4%	2,510	8.9%
Other restaurant operating costs	1,507	14.6%	1,250	12.0%	4,283	14.5%	3,607	12.9%
Restaurant-level operating profit (a non-GAAP measure)	$1,157	11.2%	$1,723	16.5%	$2,754	9.3%	$3,987	14.2%

Total restaurant-level operating profit (a non-GAAP measure)	$4,970	13.5%	$5,634	14.9%	$13,226	12.4%	$14,078	13.3%

Certain percentage amounts in the table above do not total due to rounding.

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Reconciliation of U.S. GAAP Results to Non-GAAP Measurements

Reconciliation of Income from Operations to Non-GAAP Restaurant-Level Operating Profit

(In thousands)

	Third Quarter		Year-to-Date
	2025	2024	2025	2024
	(13 weeks)	(13 weeks)	(40 weeks)	(39 weeks)
Income from operations	$1,233	$1,228	$796	$1,498
Less:
Franchise and other revenues	156	208	663	601
Add:
General and administrative	2,174	2,688	7,340	7,824
Depreciation and amortization	982	960	2,996	2,813
Advertising costs	741	749	2,310	2,665
Litigation contingencies	-	-	-	(332)
Impairment of long-lived assets	-	199	494	199
(Gain) loss on restaurant asset equipment sales	(4)	18	(55)	12
Preopening costs	-	-	8	-
Restaurant-level operating profit	$4,970	$5,634	$13,226	$14,078

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and preopening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters for fiscal 2025 and fiscal 2024, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

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Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal Third Quarter		Year-to-Date
	July 1, 2025	June 25, 2024	July 1, 2025	June 25, 2024
	(13 weeks)	(13 weeks)	(40 weeks)	(39 weeks)
Calculation of Adjusted EBITDA:
Net Income, as reported	$1,487	$1,321	$1,027	$1,383
Depreciation and amortization[3]	976	959	2,997	2,817
Interest expense, net	51	27	153	101
Provision for income taxes	(363)	(197)	(309)	(198)
EBITDA	2,151	2,110	3,868	4,103
Non-cash stock-based compensation	25	28	90	106
Preopening expense	-	-	8	-
Asset impairment	-	199	494	199
(Gain) loss on restaurant and equipment asset sales[3]	(5)	18	(58)	12
Litigation contingencies	-	-	-	(332)
Adjusted EBITDA	$2,171	$2,355	$4,402	$4,088

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

3 Depreciation and amortization and (gain) loss on restaurant and equipment asset sales have been adjusted for any amounts attributable to non-controlling interests.

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